INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ugly Duckling Corporation:


We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.





Phoenix, Arizona
June 21, 2000